UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Graybug Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

274 Redwood Shores, P.O. Box 144 Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 487-2805

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement and entry into Note Purchase Agreement

On February 10, 2023, Graybug Vision, Inc. (“Graybug”) and CalciMedica, Inc. (“CalciMedica”) entered into a note purchase agreement (the “Note Purchase Agreement”) providing for Graybug to make short-term loans (the “Loan” or “Loans”) to CalciMedica up to an aggregate principal amount of $2.0 million, and made an initial Loan to CalciMedica in a principal amount of $500,000. The Loans will bear simple interest, in arrears, at 7.5% per annum. CalciMedica’s ability to borrow the remaining $1.5 million under the Note Purchase Agreement is subject to certain conditions and restrictions on use.

In connection with the Note Purchase Agreement, on February 10, 2023, Graybug, CalciMedica and Camaro Merger Sub, Inc. (“Camaro Merger Sub”) entered into a First Amendment (the “Amendment”) to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Graybug, CalciMedica, and Camaro Merger Sub, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference, pursuant to which the parties agreed that the amount of any outstanding principal and accrued interest under the Loans will be included in the calculation of Graybug’s net cash at the closing of the Merger (as defined in the Merger Agreement).

CalciMedica requested the Loan in order to provide it with sufficient cash to fund its operations until the anticipated closing date of the Merger.

The foregoing descriptions of the Note Purchase Agreement and the Amendment are not complete and are qualified in their entirety by reference to those agreements, which are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding expected timing and completion of the proposed Merger and the transactions contemplated by the Merger Agreement, including the Loans, and CalciMedica’s ability to satisfy the conditions necessary to borrow the remaining $1.5 million under the Note Purchase Agreement and comply with the use of proceeds from the Loans. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Graybug’s and CalciMedica’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Merger and the transactions contemplated by the Merger Agreement in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Merger, including but not limited to those with respect to the approval of Graybug’s stockholders, the continued listing of Graybug’s common stock on Nasdaq and potential delays in consummating the Merger; the ability of the combined company to timely and successfully achieve the anticipated benefits of the Merger, CalciMedica’s ability to accurately forecast its actual cash needs to consummate the Merger, and the impact of health epidemics, or fluctuations in global financial markets on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement and CalciMedica’s subsequent ability to repay the Loans; the effect of the announcement or pendency of the Merger on Graybug’s or CalciMedica’s business relationships, operating results and business generally; costs related to the Merger; the outcome of any legal proceedings that may be instituted against Graybug, CalciMedica or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Graybug’s most recent filings with the SEC, including its Definitive Proxy Statement filed pursuant to Schedule 14A, dated February 9, 2023, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Graybug’s web page at https://investors.graybug.vision/ under the “SEC Filings” section.

The forward-looking statements included in this communication are made only as of the date hereof. Graybug assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Important Additional Information

In connection with the Merger, Graybug has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement relating to the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT AS THEY CONTAIN IMPORTANT INFORMATION ABOUT GRAYBUG, CALCIMEDICA AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents on the SEC’s web site at www.sec.gov, on Graybug’s website at https://investors.graybug.vision/ or by contacting Graybug’s Investor Relations via email at IR@graybug.vision or by telephone at (650) 487-2409.

Participants in the Solicitation

Graybug and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Graybug in connection with the proposed Merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers are included in the definitive proxy statement.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Graybug’s stockholders in connection with the proposed Merger and any other matters to be voted upon at the special meeting is be set forth in the definitive proxy statement for the Merger.

These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	First Amendment to the Agreement and Plan of Merger and Reorganization, dated November 21, 2022, by and among CalciMedica, Inc., Camaro Merger Sub, Inc. and Graybug Vision, Inc., dated February 10, 2023*

99.1	Note Purchase Agreement, by and between CalciMedica, Inc. and Graybug Vision, Inc., dated February 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to the First Amendment to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBUG VISION, INC.

Date: February 16, 2023	By:	/s/ Frederic Guerard
Frederic Guerard, Pharm.D.
Chief Executive Officer
(Principal Executive Officer)

Exhibit 2.1

FIRST AMENDMENT TO THE

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This First Amendment (this “Amendment”) to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of November 21, 2022, by and among GRAYBUG VISION, INC., a Delaware corporation (“Parent”), CAMARO MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and CALCIMEDICA, INC., a Delaware corporation (the “Company”), is made and entered into as of February 10, 2023. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on November 21, 2022, Parent, Merger Sub and the Company entered into the Merger Agreement; and

WHEREAS, in accordance with and as permitted by Section 10.2 of the Merger Agreement, the parties hereto desire to amend the Merger Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendment to the Merger Agreement. The parties agree that Exhibit A (Certain Definitions) of the Merger Agreement is hereby amended to add a new defined term and definition as follows:

“Graybug Notes” means those certain promissory notes issued and delivered by the Company to Parent in an aggregate principal amount of up to $2,000,000.00, pursuant to that certain Note Purchase Agreement, by and between the Company and Parent, dated February 10, 2023.”

2. Amendment to the Merger Agreement. The parties agree that the definition of “Parent Net Cash” in Exhibit A (Certain Definitions) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Parent Net Cash” means, without duplication and consistent with Schedule I, (a) the sum of Parent’s and its consolidated Subsidiaries’ cash and cash equivalents, marketable securities, accounts, interest and other receivables, deposits and short and long term investments, in each case as of the Anticipated Closing Date (excluding the proceeds to be received in connection with the Private Placement), determined in a manner consistent with the manner in which such items were historically determined and in accordance with the financial statements (including any related notes) contained or incorporated by reference in the Parent Balance Sheet, minus (b) the sum of Parent’s and its consolidated Subsidiaries’ short and long term liabilities accrued at Closing, in each case as of the Anticipated Closing Date and determined in a manner consistent with the manner in which such items were historically determined and in accordance with the financial statements (including any related notes) contained or incorporated by reference in the Parent Balance Sheet (including the Transaction Expenses payable by Parent to the extent unpaid as of the Closing), minus (c) the cash cost of any unpaid change of control payments or severance, termination, accrued paid time off, retention or similar payments that are or will become due to any current or former employee, director or independent contractor of Parent or its consolidated Subsidiaries in connection with the Closing or the Contemplated Transactions, minus (d) to the extent unpaid at Closing, the cost of the D&O Tail Policy purchased pursuant to Section 5.7(d), minus (e) any fees that are or will become payable by Parent or any of its Subsidiaries to Piper Sandler to the extent unpaid as of the Closing, in such case solely to the extent attributable to the Merger and not the Private Placement (in other words, exclusive of any Licensing Fee or Placement Fee (in each case as defined in that certain letter, dated as of July 2, 2021, by and between Parent and Piper Sandler, as amended)), plus (f) prepaid expenses and receivables that will be utilized by Parent and/or Surviving Corporation on and following the Closing, plus (g) expenses paid, or liabilities incurred, prior to Closing, that will be covered by Parent’s D&O insurance in excess of the deductible, plus (h) any net cash proceeds due to Parent or its consolidated Subsidiaries at Closing or within five (5) days following the Closing from any Asset Dispositions or, as mutually agreed in good faith, otherwise in connection with any Asset Disposition (in each case, net of any Taxes accrued or payable by Parent or its consolidated Subsidiaries that are attributable to such Asset Disposition), and minus (i) an amount reasonably determined by the Company and Parent as a good faith estimate of the aggregate liability of Parent related to any outstanding stockholder litigation, provided that if such aggregate liability exceeds $250,000, then only 50% of the portion that exceeds $250,000 shall be deducted from Parent Net Cash pursuant to this clause (i), provided further that the aggregate liability contemplated by this clause (i) shall not exceed the remaining unsatisfied portion of Parent’s D&O insurance deductible, plus (j) the amount of any outstanding principal and accrued interest under the Graybug Notes as of the Anticipated Closing Date (but in no event shall such amount be counted twice in the calculation of Parent Net Cash).”

3. Amendment to the Merger Agreement. The parties agree that Schedule I (Parent Net Cash) of the Merger Agreement is hereby amended and restated in its entirety as set forth in Schedule I hereto.

4. Miscellaneous.

a. Effect of Amendment. Pursuant to Section 10.2 of the Merger Agreement, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Parent. The Merger Agreement is amended by this Amendment only as specifically provided herein, and the Merger Agreement, as so amended, shall continue in full force and effect. Each reference in the Merger Agreement to “this Agreement”, “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Merger Agreement as amended hereby (except that references in the Merger Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean November 21, 2022). References to the Merger Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Merger Agreement or contemplated thereby, shall refer to the Merger Agreement as amended hereby.

b. Authorization and Validity. Each party to this Amendment hereby represents and warrants to the other parties hereto that: (a) such party has the requisite power and authority to execute and deliver this Amendment, to perform their obligations hereunder and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Amendment has been duly and validly authorized by all necessary action of such party, and (c) this Amendment will be duly executed and delivered by such party and, assuming due execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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c. Counterparts; Exchanges by Electronic Transmission. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by electronic transmission in ..PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

d. Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.

e. Miscellaneous. Sections 10.2, 10.4, 10.5 and 10.7 through 10.13 of the Merger Agreement shall apply mutatis mutandis to this Amendment.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement and Plan of Merger and Reorganization to be executed as of the date first written above.

GRAYBUG VISION, INC.

By:	/s/ Frederic Guerard
Name:	Frederic Guerard
Title:	Chief Executive Officer

CAMARO MERGER SUB, INC.

By:	/s/ Frederic Guerard
Name:	Frederic Guerard
Title:	Chief Executive Officer

CALCIMEDICA, INC.

By:	/s/ A. Rachel Leheny
Name:	A. Rachel Leheny
Title:	Chief Executive Officer

[Signature Page to First Amendment to the Merger Agreement]

Schedule I

[Reserved]

Exhibit 99.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of February 10, 2023 (the “Effective Date”), by and between CALCIMEDICA, INC., a Delaware corporation (the “Company”), and GRAYBUG VISION, INC., a Delaware corporation (“Purchaser”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in that certain Agreement and Plan of Merger and Reorganization, dated as of November 21, 2022, as amended February 10, 2023 (the “Merger Agreement”), by and among the Company, Purchaser and Camaro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser.

RECITAL

To provide the Company with additional resources to conduct its business and to consummate the Merger, Purchaser is willing to provide a bridge loan to the Company in an aggregate principal amount of up to $2,000,000.00 subject to the terms and conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

1. AMOUNT AND TERMS OF THE LOAN. Subject to the terms and conditions of this Agreement, Purchaser agrees to lend to the Company at the Closings (as hereinafter defined) an aggregate principal amount of up to $2,000,000.00 (the “Loan Amount” and the “Loan”), against the issuance and delivery by the Company of promissory notes for up to the Loan Amount, in substantially the form attached hereto as EXHIBIT A (the “Note”).

2.	THE CLOSING(S).

2.1 Initial Closing. The initial sale and purchase of a Note, which shall be for a principal amount of $500,000.00 (the “Initial Closing”) shall be held at the Company’s offices on the third Business Day following the Effective Date or at such other place and time as the Company and Purchaser may mutually agree.

2.2 Additional Closings. Subject to the terms and conditions of this Agreement, the Company may issue and deliver, and the Purchaser may purchase from the Company, additional Notes, each for a principal amount of $500,000.00, at one or more additional closings (the “Additional Closings” and collectively with the Initial Closing, the “Closings”, and each a “Closing”) following the Initial Closing through the Closing Date (as defined in the Merger Agreement).

2.3 Delivery. At the Closings (i) Purchaser shall deliver to the Company a check or wire transfer funds in the principal amount of the applicable Note; and (ii) the Company shall issue and deliver to Purchaser a Note in favor of Purchaser payable in the principal amount of such Note.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to Purchaser and agrees with Purchaser as follows:

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2 Corporate Power. The Company will have at the Closing all requisite corporate power to execute and deliver this Agreement and to issue the applicable Note (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of the applicable Note. The Company’s Board of Directors has approved the Loan Documents.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.4 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the applicable Note or the consummation of any other transaction hereunder shall have been obtained and will be effective at the Closing.

3.5 Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 hereof, the offer, issue, and sale of the applicable Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6 Use of Proceeds. The Company shall use the proceeds of the Loan solely for the payment of payroll, rent, preclinical and clinical trial expenses, regulatory consulting fees and other similar operating expenses in the ordinary course of business, and for the payment of the fees of Ernst & Young LLP in connection with the Merger, or other expenses if pre-approved by the Chief Executive Officer or Chief Financial Officer of Purchaser.

3.7 Other Indebtedness. The Company shall not repay or prepay any of the Company’s indebtedness for borrowed money (including the indebtedness evidenced by the promissory notes the Company issued in connection with the signing of the Merger Agreement) other than the Notes (collectively, the “Other Indebtedness”) for so long as any principal or interest under the Notes remains outstanding.

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4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2 Corporate Power. Purchaser will have at the Closing all requisite corporate power to execute and deliver each Loan Document to which it is party and to carry out and perform its obligations under the terms of such Loan Documents. The Board of Directors of Purchaser has approved the Loan Documents.

4.3 Authorization. All corporate action on the part of Purchaser, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser and the performance of Purchaser’s obligations hereunder has been taken. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

4.4 Purchase for Own Account. Purchaser represents that it is acquiring the applicable Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the applicable Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.5 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the applicable Note, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the applicable Note and to obtain any additional information necessary to verify the accuracy of the information given Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.6 Ability to Bear Economic Risk. Purchaser acknowledges that investment in the applicable Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the applicable Note for an indefinite period of time and to suffer a complete loss of its investment.

4.7 Accredited Investor Status. Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

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5.	CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligations of Purchaser under Section 2 of this Agreement are subject to the fulfillment or Purchaser’s waiver, on or before each Closing (except as set forth below), of each of the following conditions:

5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete.

5.2 Covenants. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it.

5.3 Use of Proceeds. The Company shall be compliance with Section 3.6 of this Agreement with respect to use of proceeds of the Loan.

5.4 Approvals. Solely with respect to an Additional Closing, the Chief Executive Officer or the Chief Financial Officer of Purchaser shall have approved Purchaser’s purchase of the Note, which approval shall be at Purchaser’s good faith discretion.

6.	MISCELLANEOUS

6.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between the Company and Purchaser arising out of or relating to this Agreement: (a) each of the Company and Purchaser irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, neither the Company nor Purchaser shall object to the removal of such action or suit to any federal court located in the District of Delaware; and (c) each of the Company and Purchaser irrevocably waives the right to trial by jury.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be made in accordance with Section 10.8 of the Merger Agreement.

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6.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Purchaser. Any provision of the Notes may be amended or waived by the written consent of the Company and Purchaser.

6.7 Expenses. The Company and Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Purchaser, upon any breach or default of the Company under this Agreement or the Notes shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.

6.9 Entire Agreement. This Agreement and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.10 Termination. This Agreement shall terminate and be of no further force or effect at such time as the Notes issued under this Agreement have been canceled or terminated in accordance with the terms of the Notes.

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IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY: CALCIMEDICA, INC. By: /s/ A. Rachel Leheny Name: A. Rachel Leheny Title: Chief Executive Officer	PURCHASER: GRAYBUG VISION, INC. By: /s/ Frederic Guerard Name: Frederic Guerard Title: Chief Executive Officer

[Signature Page to Note Purchase Agreement]

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$500,000.00	February 10, 2023

For value received CALCIMEDICA, INC., a Delaware corporation (“Payor” or the “Company”) promises to pay to GRAYBUG VISION, INC. or its assigns (“Holder”) the principal sum of $500,000.00 with interest on the outstanding principal amount at the rate of 7.5% per annum. Interest shall commence with the date hereof (“Loan Date”) and shall continue on the outstanding principal until (a) paid in full or (b) this Note (as defined below) is canceled pursuant to Section 4 or Section 5. Interest shall be compounded annually based on a 360-day year.

1. This note (the “Note”) is issued pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”), dated as of February 10, 2023 (the “Agreement Date”), to Holder. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in that certain Agreement and Plan of Merger and Reorganization, dated as of November 21, 2022, as amended February 10, 2023 (the “Merger Agreement”), by and among Payor, Holder and Camaro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holder.

2. The entire outstanding principal balance of this Note and all unpaid accrued interest therein will be due and payable on the six-month anniversary of the Agreement Date (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

3. If, prior to the Maturity Date, the Merger Agreement is terminated (such date of termination, the “Merger Termination Date”), then upon the earlier to occur of: (a) the consummation of a Qualified Financing (as defined below); (b) the occurrence of a Liquidity Event (as defined below), or the entry by the Company into an agreement providing for a Liquidity Event, or (c) the three-month anniversary of the Merger Termination Date, then, immediately prior to the consummation of such Qualified Financing, upon the occurrence of a Liquidity Event or the entry by the Company into such an agreement, or upon the three-month anniversary of the Merger Termination Date, as applicable, an amount equal to the outstanding principal amount of this Note plus all accrued and unpaid interest then outstanding on this Note shall become due and payable, and Holder shall be entitled to receive such amount upon the consummation of the Qualified Financing, the occurrence of a Liquidity Event, the entry by the Company into such an agreement, or on the three-month anniversary of the Merger Termination Date, as applicable, and prior to payment to Payor or any other security holder of Payor (a “Mandatory Prepayment”).

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As used herein, “Qualified Financing” shall mean any equity, debt or hybrid financing by the Company with aggregate proceeds to the Company of at least $10,000,000.

As used herein, “Liquidity Event” shall mean either (a) any reorganization, consolidation, or merger of the Company pursuant to which the holders of the Company’s securities prior to such transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any person or entity.

4. Notwithstanding Section 3 above, if the Merger Agreement is terminated, an amount equal to the outstanding principal amount of this Note plus all accrued and unpaid interest then outstanding on this Note shall be credited against any Company Termination Fee owed by Holder to Payor pursuant to Section 9.3(b) of the Merger Agreement and any amounts owed by Holder to Payor pursuant to Section 9.3(d) of the Merger Agreement.

5. Payor may prepay this Note (without premium or penalty) prior to the Maturity Date, and shall be required to prepay this Note in the amount of 50% of the proceeds to the Company of any equity, debt or hybrid financing promptly upon receipt of such proceeds.

6. If there shall be any Event of Default (as defined below) hereunder, Payor shall promptly pay all reasonable and documented attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

7. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 7(c) or Section 7(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) Payor fails to pay timely any of the principal amount due under this Note, any other promissory note issued by Payor to Holder or the Other Indebtedness (as defined in the Agreement) on the date the same becomes due and payable or any accrued interest or other amounts due under this Note, any other promissory note issued by Payor to Holder or the Other Indebtedness on the date the same becomes due and payable;

(b) Payor shall default in its performance of any covenant or shall breach any representation or warranty under the Agreement or the Other Indebtedness;

(c) Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

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(d) An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

8. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between Payor and Holder arising out of or relating to this Note: (a) each of Payor and Holder irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, neither Payor nor Holder shall object to the removal of such action or suit to any federal court located in the District of Delaware; and (c) each of Payor and Holder irrevocably waives the right to trial by jury.

9. Any term of this Note may be amended or waived with the written consent of Payor and Holder.

10. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. This Note shall terminate (other than any provisions which specifically survive termination) and be canceled upon the payment in full in cash of all obligations owed under this Note, including the principal balance, all accrued interest therein and any fees and expenses (including in accordance with a Mandatory Prepayment pursuant to Section 3 hereof).

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IN WITNESS WHEREOF, Payor has caused this Promissory Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

CALCIMEDICA, INC.

By:
Name:
Title:

Accepted and agreed:

GRAYBUG VISION, INC.

By:
Name:
Title:

[Signature Page to Promissory Note]